EXHIBIT 99.1
                                                                    ------------

        SEMOTUS SUBMITS PLAN OF COMPLIANCE TO THE AMERICAN STOCK EXCHANGE

Semotus Solutions, Inc. (AMEX:DLK - News), an innovative leader of software solutions for enterprise mobility, today announced that it has submitted a plan to the AMEX on August 21 which outlines the company's plan to regain compliance with Amex's continued listing requirements and is in active discussion with the AMEX regarding the details of the plan. The AMEX has not provided the company with a time table for its formal response to the submitted plan and the plan's acceptance is at the discretion of the AMEX. If the plan is accepted, the company may be able to continue its listing during the plan period of up to 18 months during which time it will be subject to periodic review to determine whether it is making progress consistent with the plan.

On July 14, 2006 Semotus received a deficiency letter from the American Stock Exchange (AMEX) advising that based upon its review of our financial statements included in our Annual Report on Form 10-KSB for the fiscal year ended March 31, 2006, we are not in compliance with Amex's continued listing requirements. Specifically, we are not in compliance with Section 1003(a) (iii) of the Amex Company Guide, because our stockholders' equity is less than $6,000,000 and we sustained losses from continuing operations and/or net losses in our five most recent fiscal years. In addition the AMEX has determined that it deems it appropriate for Semotus to effect a reverse stock split of its common stock to address its low selling price. On August 22, 2006 the AMEX notified the company that it had received its plan and it is being reviewed. In addition, the AMEX notified the company that upon review of its Form 10-QSB for the fiscal first quarter ended June 31, 2006, the company does not meet the $4,000,000 stockholder equity requirement under section 1003 (a) (ii) of the Amex company guide for companies with sustained losses for the four most recent years, and has given the company to September 6th to modify its plan if needed. Since the $4,000,000 stockholder equity requirement is less than the required $6,000,000 stockholder equity requirement, the company believes the plan it has submitted addresses both section 1003 (a) (iii) and 1003 (a) (ii) and at this time does not intend to submit a supplemental plan directed specifically to section 1003
(a) (ii) on September 6th.

The company has begun to explore a wide range of creative business strategies, including acquisitions, mergers and reverse mergers that offer the potential to improve and enhance the Company's long term value proposition. It's important to note that we remain committed to defining and executing strategies that provide the greatest value-driven growth opportunities for Semotus and its shareholders, and will continue to move forward with this objective firmly in focus.

Although we are committed to working with the AMEX to find a way to regain compliance, the Company is also in discussion with the OTC Bulletin Board and is taking steps to trade on that exchange should AMEX approval of the Plan not be forthcoming.

ABOUT SEMOTUS SOLUTIONS
Founded in 1993, Semotus Solutions (AMEX:DLK) is the premier provider of software for the mobile enterprise, connecting employees to critical business systems, information and processes. Semotus has a Fortune 1000 installed customer base and more than 600 corporate clients including Lockheed Martin, Blue Cross Blue Shield, Coca-Cola, Hewlett Packard, Nextel Communications, JP Morgan-Chase, and The United Nations. Semotus Solutions' software provides mobility, convenience, efficiency and profitability in the areas of workforce automation, finance, healthcare, and m-commerce. www.semotus.com; www.hiplinkxs.com

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THIS PRESS RELEASE CONTAINS FORWARD-LOOKING STATEMENTS, WHICH ARE MADE PURSUANT
TO THE SAFE-HARBOR PROVISIONS OF THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995. WORDS SUCH AS "INTENDS," "BELIEVES," AND SIMILAR EXPRESSIONS REFLECTING SOMETHING OTHER THAN HISTORICAL FACT ARE INTENDED TO IDENTIFY FORWARD-LOOKING STATEMENTS, BUT ARE NOT THE EXCLUSIVE MEANS OF IDENTIFYING SUCH STATEMENTS. THESE FORWARD-LOOKING STATEMENTS INVOLVE A NUMBER OF RISKS AND UNCERTAINTIES, INCLUDING THE TIMELY DEVELOPMENT AND MARKET ACCEPTANCE OF PRODUCTS AND TECHNOLOGIES, THE ABILITY TO SECURE ADDITIONAL SOURCES OF FINANCE, THE ABILITY TO REDUCE OPERATING EXPENSES, AND OTHER FACTORS DESCRIBED IN THE COMPANY'S FILINGS WITH THE SECURITIES AND EXCHANGE COMMISSION. THE ACTUAL RESULTS THAT THE COMPANY ACHIEVES MAY DIFFER MATERIALLY FROM ANY FORWARD-LOOKING STATEMENT DUE TO SUCH RISKS AND UNCERTAINTIES. THE COMPANY UNDERTAKES NO OBLIGATION TO REVISE OR UPDATE ANY FORWARD-LOOKING STATEMENTS IN ORDER TO REFLECT EVENTS OR CIRCUMSTANCES THAT MAY ARISE AFTER THE DATE OF THIS RELEASE.

                      FOR MORE INFORMATION, PLEASE CONTACT:
                             Semotus Solutions, Inc.
                                 (408) 399-6120
                                 ir@semotus.com